Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230671 on Form S-8 of our report dated March 9, 2020, relating to the financial statements of Precision BioSciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 9, 2020